Exhibit 99.1

uniQure Announces Leadership Team Appointments and Nominations to its Board of Directors

— Scott McMillan Named Chief Operating Officer —

— Sander van Deventer Named Chief Scientific Officer, General Manager, Amsterdam —

— Christian Klemt Promoted to Chief Accounting Officer —

— Jeremy Springhorn and Madhavan Balachandran Nominated to Board of Directors —

— Extraordinary Shareholder’s Meeting to Appoint New Directors Scheduled for September 14 —

LEXINGTON, Mass. and AMSTERDAM, the Netherlands, Aug. 07, 2017 (GLOBE NEWSWIRE) — uniQure N.V. (NASDAQ:QURE), a leader in human gene therapy and AAV manufacturing, today announced new executive appointments to its Leadership Team and nominations to its Board of Directors. These actions further uniQure’s expansion in the United States and add additional expertise in gene therapy research, development, operations, manufacturing and commercial readiness.

Appointment of Scott McMillan, Ph.D., as Chief Operating Officer

Scott McMillan, Ph.D., joins uniQure with more than 25 years of biotechnology experience in quality, process development, scale-up, technology transfer from bench to commercial scale as well as manufacturing operations for a variety of active pharmaceutical ingredients and finished drug products including small molecules, proteins, antibodies and vaccines. Dr. McMillan will be responsible for all current Good Manufacturing Process (cGMP) activities at uniQure and all product development functions. He will be based in the Company’s Lexington, Massachusetts facility and will report to Matt Kapusta, chief executive officer of uniQure.

“Scott brings to uniQure a strong track record of operational excellence that is highly relevant for uniQure as we ramp up GMP production to support our pivotal program in hemophilia B and advance our other gene therapy candidates into the clinic,” said Matt Kapusta. “Scott’s broad experience in operations and manufacturing will be instrumental as we further strengthen our leadership position in the production of AAV-based gene therapies,” he added.

Dr. McMillan served most recently as Senior Vice President of Quality and Technical Operations at AMAG Pharmaceuticals where he also was a member of its Executive Management Team. Dr. McMillan held similar positions at AVANT Immunotherapeutics,

Inc., and with Johnson Matthey Pharmaceutical Materials, Inc. He earned a Ph.D. in Chemical Engineering from Georgia Institute of Technology, a Master’s degree in Economics and Bachelor’s degree in Chemical Engineering from the University of Delaware.

Appointment of Sander van Deventer, M.D., Ph.D., as Chief Scientific Officer and General Manager, Amsterdam

Sander van Deventer, a co-founder of uniQure and Board member since 2010, will succeed Harald Petry, Ph.D. as Chief Scientific Officer, effective immediately, and report directly to Mr. Kapusta. Dr. van Deventer will also resign from the Board of Directors upon the appointment by the shareholders of his replacement, which is expected to occur on September 14, 2017.

“The addition of Sander to our executive team allows us to take full advantage of his pioneering leadership and expertise in the field of gene therapy, as well as intimate knowledge of uniQure’s technology and pipeline,” stated Mr. Kapusta. “Sander shares our tireless commitment to deliver the promise of gene therapy to patients, and I am truly delighted to continue working with him in this new role. The breadth and depth of his experience will be invaluable as we advance our programs and build a leading gene therapy product company.”

Dr. van Deventer is currently Managing Partner at Forbion Capital Partners and Professor of Translational Gastroenterology at Leiden University Medical Center in Leiden. He is a trained internist and board-certified gastroenterologist. He received a Ph.D. from the University of Amsterdam, and became Director of the Laboratory for Experimental Internal Medicine at the Academic Medical Center in Amsterdam in 1995.

“On behalf of the company’s Board of Directors, leadership team and employees, I would like to express our sincere gratitude to Harald for his enormous contributions during the last decade of growth and transition at uniQure,” added Mr. Kapusta. “Dr. Petry’s accomplishments include the establishment of a world class research team, the identification of new gene therapy candidates, development of new AAV serotypes and promoters and the creation of a successful re-administration protocol. These accomplishments would not have been possible without Harald’s dedicated leadership, and we wish him the best as he retires from uniQure.”

Promotion of Christian Klemt to Chief Accounting Officer

Christian Klemt has been promoted from Global Controller to Chief Accounting Officer. Since joining uniQure in 2015, Christian has transformed the Finance and Accounting functions at uniQure, dramatically improved the internal control environment and enhanced the financial planning and analysis functions. Christian also oversaw the Company’s transition to a domestic U.S. filer and conversion to U.S. Generally Accepted Accounting Principles. Christian holds a Master’s degree in Business

Administration from the University of Muenster, Germany and is qualified as a German Certified Public Accountant and Tax Advisor.

Nominations of Mr. Madhavan Balachandran and Dr. Jeremy P. Springhorn to Board of Directors

The Company announces the nominations of Mr. Madhavan Balachandran and Dr. Jeremy P. Springhorn, Ph.D., to its Board of Directors. An Extraordinary General Meeting of Shareholders (EGM) will be held on Thursday, September 14, 2017 for purposes of considering their elections to the Board. As previously disclosed, Will Lewis will be resigning from the Board of Directors effective at the EGM.

“I am very pleased to welcome Madhu and Jeremy, two seasoned and accomplished executives, to our Board of Directors at this exciting time for uniQure,” stated Philip Astley-Sparke, chairman of uniQure’s Board of Directors. “With the additions of Madhu and Jeremy, we are increasing the breadth of strategic leadership, industry experience and operational excellence on our Board of Directors. On behalf of the full Board, I would like to thank Will for his significant contributions to the Company over the past three years and Sander for his contributions as a member of the Board. It has been a pleasure to serve with both of them.”

Mr. Balachandran is a pharmaceutical industry executive and has more than 40 years of experience in manufacturing and operations. He was previously with Amgen Inc., where he served as Executive Vice President of Operations, overseeing global operations and reporting directly to the CEO. Mr. Balachandran held similar positions at Copley Pharmaceuticals Inc. and Burroughs Wellcome Co. Mr. Balachandran holds a Master’s degree in Business Administration from East Carolina University, a Master’s degree in Chemical Engineering from State University of New York and a Bachelor’s degree in Technology from Indian Institute of Technology.

Dr. Springhorn is an industry veteran with 25 years of experience in leading scientific, business development, and corporate strategy organizations. Dr. Springhorn currently serves as Partner of Corporate Development with Flagship Pioneering and was previously at Alexion Pharmaceuticals, Inc., as Vice President, Corporate Development. Dr. Springhorn holds a Ph.D. in Biochemistry and Molecular Biology from Louisiana State University Medical Center and a Bachelor’s degree in Chemistry and Biochemistry from Colby College.

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

As an inducement material to entering into employment with uniQure, the Company will grant to Dr. McMillan, subject to approval by the Board of Directors at the next regularly scheduled meeting, an option to purchase 150,000 ordinary shares of the Company. The exercise price will be the closing ordinary share price on the date of grant. The options shall vest over a four-year period, under which 25% of the shares will vest after 12 months of employment, with the remaining shares vesting quarterly thereafter over the remaining 36-month period, subject to the employee’s continuous service. The stock options are subject to the terms and conditions of the Company’s 2014 Incentive Share Plan, as amended, and the terms and conditions of the stock option agreement covering such grant.

About uniQure
uniQure is delivering on the promise of gene therapy - single treatments with potentially curative results. We are leveraging our modular and validated technology platform to rapidly advance a pipeline of proprietary and partnered gene therapies to treat patients with CNS, liver/metabolic and cardiovascular diseases. www.uniQure.com

uniQure Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to”, “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements include, but are not limited to, the development of our gene therapy product candidates, the success of our collaborations and the risk of cessation, delay or lack of success of any of our ongoing or planned clinical studies and/or development of our product candidates. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with corporate reorganizations and strategic shifts, collaboration arrangements, our and our collaborators’ clinical development activities, regulatory oversight, product commercialization and intellectual property claims, as well as the risks, uncertainties and other factors described under the heading “Risk Factors” in uniQure’s Quarterly Report on Form 10-Q filed on May 9, 2017. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

uniQure Contacts:

FOR INVESTORS:

Maria E. Cantor

Direct: 339-970-7536

Mobile: 617-680-9452

m.cantor@uniQure.com

Eva M. Mulder

Direct: +31 20 240 6103

Mobile: +31 6 52 33 15 79

e.mulder@uniQure.com

FOR MEDIA:

Tom Malone

Direct: 339-970-7558

Mobile: 339-223-8541

t.malone@uniQure.com